                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(c)(2))
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ULTRALIFE BATTERIES, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
 -----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other that Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 6-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

    5) Total fee paid:   $
                          -----------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    ___________________________________________________________________________
    1) Amount previously paid:

    ___________________________________________________________________________
    2) Form Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                  P.O. BOX 622
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 1996

      Notice is hereby given that the 1996 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on Thursday, December 5, 1996 at 10:00 A.M. at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To approve and ratify an option granted to the Company's Chief Executive Officer pursuant to his Employment Agreement dated March 29, 1994.

      3. To transact such other business as may properly come before the meeting and any adjournments thereof.


      Only stockholders of record of common stock, par value $.10 per share, of the Company at the close of business on November 1, 1996 are entitled to receive notice of, and to vote at and attend the Meeting. At least 10 days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at 711 Third Avenue, Suite 1505, New York, NY 10017 attn: Paul Share, Esq. If you do not expect to be present you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to promptly return it in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.


                                       By Order of the Board of Directors
                                       Bruce Jagid

                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

Dated: October 31, 1996

===============================================================================
                                    IMPORTANT

Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

===============================================================================

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                  P.O. BOX 622
                             NEWARK, NEW YORK 14513

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, December 5, 1996 at 10:00 A.M. and any adjournments thereof. The Meeting will be held at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein, and "FOR" Proposal 2 described below. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of Directors of the Company. A stockholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on November 1, 1996 are entitled to notice of, and to vote at, the annual meeting of stockholders. As of November 1, 1996, there were 7,926,711 shares of the Company's stock, par value $.10 per share ("Common Stock"), outstanding, each entitled to one vote per share at the Meeting.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is November 4, 1996.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Board of Directors currently has 8 directors. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual stockholders meeting and until the successor of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.


Name                 Age     Present Principal Occupation and Employment History


Bruce Jagid           56     Mr. Jagid, a founder of the Company, has been a
                             director and the Company's Chairman since March
                             1991 and its Chief Executive Officer since January
                             1992. Mr. Jagid has over 25 years experience in the technical and business aspects of the energy conversion field. Together with Mr. Rosansky, Mr.
                             Jagid founded Power Conversion, Inc. ("PCI") in
                             1970, where he was the President until January
                             1989. PCI was sold to Hawker Siddely PLC in 1986.
                             Since January 1989, Mr. Jagid pursued private investment activities. Prior to joining PCI, Mr.
                             Jagid was employed at Leesona Moos Laboratories from 1965 to 1969 where, at various times, he served as assistant marketing manager and director of developmental engineering. Prior to joining
                             Leesona Moos, he was a Senior Analytical Engineer in the advanced power systems group at Pratt and Whitney Aircraft. Mr. Jagid is a director of several private companies and THQ, Inc. Mr. Jagid holds numerous patents in the area of battery technology and has authored several publications on the subject.

Martin Rosansky       58     Mr. Rosansky, a founder of the Company, has been a
                             director since March 1991 and the Company's Vice
                             Chairman since January 1992. Mr. Rosansky, a co-founder of PCI in 1970, has 30 years experience in the engineering, design and production of battery and fuel-cell systems. He was Chairman of the Board, Secretary and Treasurer at PCI from 1970 to January 1989, when he left PCI to pursue private investment activities. PCI was sold to Hawker
                             Siddely PLC in 1986. Prior to joining PCI, Mr.
                             Rosansky was a Research Engineer at American
                             Cyanamid Co., developing and fabricating new energy storage devices. Prior to joining American Cyanamid
                             Co., Mr. Rosansky was a staff engineer at Sonotone
                             Corporation, where his work was directed at the diversification of the company product line through the development of new types of nickel-cadmium batteries, electrochemical systems and associated ancillary equipment. Mr. Rosansky was a project engineer at Leesona Moos Laboratories, where he designed, developed and fabricated fuel cell modules and integrated fuel cell systems. Mr.
                             Rosansky is a director of several private companies. Mr. Rosansky holds numerous patents and has authored several publications in the field of battery technology.

Joseph N. Barrella     50    Mr. Barrella, a founder of the Company, has been a
                             director and the Company's President since March
                             1991 and the Company's Chief Operating Officer since October 1992. Prior thereto, Mr. Barrella spent seven years as Director of Engineering at PCI, from May 1984 to January 1991. Mr. Barrella has been involved in the development and manufacture of lithium batteries for more than 20 years. Prior to joining PCI, Mr. Barrella was the lithium systems project manager at Duracell, working on the initial development of the lithium sulfur dioxide cells. Mr. Barrella began his career in 1968 as an engineer at Grumman Aerospace where he remained for four years, working on the research and development of high rate silver-zinc batteries.
                             He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Name                 Age     Present Principal Occupation and Employment History

Joseph C. Abeles      81     Mr. Abeles, a founder of the Company, has been a
                             director and Treasurer since March 1991. Mr.
                             Abeles, formerly a director of PCI, is a private investor and currently serves as a director of a number of companies, including Intermagnetics
                             General Corporation ("IGC") and Bluegreen
                             Corporation (formerly Patten Corporation). In 1951 he founded Kawecki Chemical Co. and served as Chairman and CEO of Kawecki Berylco Industries from
                             1969 to 1978.

Arthur Lieberman      61     Mr. Lieberman has been a director and the Company's
                             Secretary since March 1991. Mr. Lieberman is a founder, and since 1981 has been the senior partner of Lieberman & Nowak, a legal firm specializing in intellectual property law which for many years has represented clients in the battery industry and related fields. Lieberman & Nowak has represented the Company in connection with certain intellectual property matters. Mr. Lieberman is a director of University Patents, Inc.

Carl H. Rosner        67     Mr. Rosner, a director of the Company since January
                             1992, is the Chairman, President, and Chief
                             Executive Officer of IGC. Mr. Rosner has been
                             Chairman of IGC since its formation and President and Chief Executive Officer since 1984.

Stuart Shikiar        50     Mr. Shikiar has been a director of the Company
                             since April 1991. Mr. Shikiar has been the President of Shikiar Asset Management Inc. since
                             November 1994. From May 1993 to November 1994 Mr.
                             Shikiar was a General Partner at Omega Advisors.
                             From February 1985 to May 1993 Mr. Shikiar was a
                             Managing Director of Prudential Securities
                             Investment Management. Mr. Shikiar serves on the
                             Board of Bluegreen Corporation (formerly Patten
                             Corporation) and IGC.

Richard Hansen        56     Mr. Hansen has been a director since July 1993. Mr.
                             Hansen has been President and Chief Executive
                             Officer of Pennsylvania Merchant Group Ltd, an investment banking and venture capital firm, since
                             1987 and is a director of Computone Corporation.

      The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors has met seven (7) times during the fiscal year ended June 30, 1996. Messrs Abeles, Barrella, Jagid, Lieberman, Rosansky and Shikiar attended all seven meetings; Mr. Rosner missed one meeting and Mr. Hansen missed four meetings.

      Each board member receives a $750 monthly retainer as well as $750 for each board meeting attended. In addition, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant.

COMMITTEES OF THE BOARD

      The Board has established two standing committees to assist it in carrying out its responsibilities: the Compensation and Stock Option Committee and the Audit Committee.

      The members of the Compensation and Stock Option Committee are Joseph C. Abeles, Carl H. Rosner and Arthur Lieberman. The Compensation and Stock Option Committee has general responsibility for recommending to the Board remuneration for the Chairman and Vice Chairman and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. This committee held one formal meeting, acted by unanimous consent on several occasions and had informal discussions from time to time during the fiscal year ended June 30, 1996.

      The members of the Audit Committee are Joseph C. Abeles, Carl H. Rosner and Stuart Shikiar. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and recommending to the Board of Directors the appointment of the independent auditors. This committee held one formal meeting as part of a regular board meeting and had informal discussions from time to time during the fiscal year ended June 30, 1996.

                                   PROPOSAL 2
                       RATIFICATION OF OPTIONS GRANTED TO
                         CHIEF EXECUTIVE OFFICER IN 1994

      At the meeting there will be presented to the stockholders Proposal 2, a proposal to approve and ratify an option granted in 1994 to the Company's Chief Executive Officer, Bruce Jagid, to purchase a total of 150,000 shares of the Company's Common Stock, pursuant to his Employment Agreement dated March 29, 1994.

      Description of 1994 Plan. Pursuant to an Employment Agreement dated March 29, 1994 (the "1994 Employment Agreement"), Bruce Jagid was granted an option (the "1994 Option") to acquire a total of 150,000 shares of the Company's Common Stock at $11 per share until March 1, 2000. The right to purchase the shares under the 1994 Option vests 30,000 shares on March 1 in each of 1995 through 1999. The 1994 Employment Agreement also provides that options under the 1994 Option Agreement and certain options previously granted to Mr. Jagid, will vest on their vesting date and remain vested until their normal termination date (March 1, 2000 in the case of the 1994 Option) even if Mr. Jagid is no longer employed by the Company, provided that Mr. Jagid does not resign his employment with the Company or is not terminated for cause prior to March 1, 1997.

      The existence and the terms of the 1994 Employment Agreement and the 1994 Option were disclosed in the Company's Annual Report on Form 10-K and proxy statements for 1994 and 1995, but were not submitted to the stockholders for ratification at the 1994 stockholders meeting, or at the 1995 stockholders meeting (at which a subsequent option (see description of "1995 Option below") was approved by the stockholders of the Company).

      In early 1996, the National Association of Securities Dealers, Inc. ("NASD") informed the Company that because the 1994 option was not ratified by the stockholders of the Company and was not part of a plan which was so ratified, to the extent that such option exceeded 25,000 shares it violated the NASD's by-laws. As a result, the NASD stated that the Company's common shares would be de-listed unless the matter was corrected.

      In order to prevent de-listing of the Company's common stock, which would have had a materially deleterious effect on the Company's stockholders, the Company and Mr. Jagid entered in to an amendment dated March 26, 1996 (the "1996 Amendment"). Under the terms of the 1996 Amendment, it was agreed that only 25,000 shares covered by the 1994 Option were exercisable, unless the 1994 Option was ratified by the Company's stockholders at the 1996 annual meeting, thus causing the 1994 Option to be in compliance with NASD by-laws. Under the 1996 Amendment, if ratified, options under the 1994 Option will vest as originally provided. However, if the 1994 Option is not ratified, the 1996 Amendment requires the Company to compensate Mr. Jagid for his loss in a manner as the parties mutually agree. If the parties fail to so agree, the manner and amount of compensation will be submitted to binding arbitration before the American Arbitration Association. Since such compensation may require the Company to make cash payments to Mr. Jagid, the Board of Directors strongly recommends a vote to ratify the 1994 option and thus avoid the Company having such obligation.

      Other Options held by Mr. Jagid. In addition to the 150,000 shares covered by the 1994 Option, Mr. Jagid has options covering a total of 385,000 shares as follows. Pursuant to an Option agreement dated October 24, 1992, Mr. Jagid has options to purchase 12,500 shares at $4.00 per share which are currently exercisable and options to purchase 225,000 shares at $9.75 per share of which options to purchase 165,000 shares are currently exercisable and the remaining 60,000 become exercisable on June 30, 1997. As a director of the Company, pursuant to the Company's 1992 Option Plan Mr. Jagid has received options to purchase 1,500 shares at the end of each quarter, starting June 30, 1993 at the closing price of the common stock on each grant date. Such options are immediately exercisable and are for a term of five years. Such options were for a total of 21,000 shares through September 30, 1996 at exercise prices ranging from $8.75 up to $24.25, depending on the grant date. The average exercise price of such options is approximately $15.40. Pursuant to the Company's 1995 Chief Executive Officer Stock Option Plan (the "1995 Option"), which was approved by the stockholders of the Company at the 1995 Annual Meeting, Mr. Jagid was granted an option to purchase 100,000 shares of the Company's common stock at $14.25 per share until March 1, 2001. Such option vests with respect to 20,000 shares on March 1 on each of 1996 through 2000. Under the terms of the 1995 Option, once the right to purchase a number of shares vests, it remains vested until the options expiration on March 1, 2001, notwithstanding any subsequent termination of Mr. Jagid's employment. On September 30, 1996 the closing price for the Company's common stock was $11.625 per share.

      As noted above, the 1994 Option was granted to Mr. Jagid by the Company in connection with the 1994 Employment Agreement and was disclosed in all of the Company's subsequent proxy statements and Annual Reports on Form 10-K. If the 1994 Option is ratified by the Company's stockholders, it will remain in effect and options to purchase shares will vest as provided in such Option and previously disclosed. However, if the Option is not ratified, the Company will be obligated pursuant to the terms of the 1996 Amendment to compensate Mr. Jagid for his loss of such option in an amount to be negotiated, and failing an agreement between the Company and Mr. Jagid, subject to arbitration. Such obligation may require the Company to make a cash payment to Mr. Jagid; the amount of such potential payment cannot presently be determined. The Company believes that the 1994 Option should be ratified so that the Company may honor its commitment to Mr. Jagid as provided in the 1994 Option and so the Company may avoid making a cash payment to, or providing Mr. Jagid with, other compensation for the loss of the 1994 Option.

  For these reasons, the Board of Directors recommends a vote "FOR" Proposal 2

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of September 15, 1996 by
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except as otherwise indicated, the persons named in this table have sole voting power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders and their addresses are the address of the Company.

                                    Number of Shares              Percent
            Name                   Beneficially Owned       Beneficially Owned
            ----                   ------------------       -------------------
Intermagnetics General
 Corporation
  450 Old Niskayuna Rd.
  Latham, NY 12210-0461 (1)            997,586                   12.55%

Joseph Abeles(2)                       260,500                    3.28%

Joseph Barrella(3)                     288,500                    3.60%

Bruce Jagid(4)                         474,300                    5.78%

Richard Hansen(5)                       26,500                    0.33%

Arthur Lieberman(6)                    128,500                    1.61%

Martin Rosansky(7)                     138,500                    1.74%

Carl Rosner(8)                         997,586                   12.55%

Stuart Shikiar(9)                      106,000                    1.33%

All directors and officers
  as a group (14 persons)(10)       (2,497,386                   29.25%

(1) Includes 833 shares and options to purchase 21,000 shares which may be exercised within 60 days beneficially owned by Mr. Carl H. Rosner. Mr. Rosner is the Chairman, President and Chief Executive Officer of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.

(2) Includes 21,000 shares subject to options which may be exercised within 60 days, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 975,753 shares beneficially owned by IGC. Mr. Abeles is a director of lGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC.

(3) Includes 96,000 shares subject to options which may be exercised within 60 days.

(4) Includes 278,500 shares subject to options which may be exercised within 60 days, 125,000 of which are not exercisable, unless and until the grant of such options is approved by the shareholders of the Company (See Proposal 2 above). Includes 3,000 shares held in trust for Mr. Jagid's children of which he disclaims beneficial ownership.

(5) Includes 19,500 shares subject to options which may be exercised within 60 days. Includes 2,000 shares owned by minor children of which Mr. Hansen disclaims beneficial ownership. Does not include shares held by Pennsylvania Merchant Group Ltd as a market-maker. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchant Group Ltd and therefore may be deemed to share voting and investment power.

(6) Includes 41,000 shares subject to options which may be exercised within 60 days and 52,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan.

(7) Includes 46,000 shares subject to options which may be exercised within 60 days.

(8) Includes 19,500 options to purchase shares which may be exercised within 60 days and 975,753 shares owned by IGC. Mr. Rosner is the Chairman, President and Chief Executive Officer of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.

(9) Includes 21,000 shares subject to options which may be exercised within 60 days. Does not include 171,100 shares held in customer accounts over which Mr. Shikiar has investment power, but for which he disclaims beneficial ownership. Excludes 975,753 shares beneficially owned by IGC. Mr. Shikiar is a director of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by Mr. Shikiar. Mr. Shikiar disclaims beneficial ownership of the shares owned by IGC.

(10) Includes 597,000 shares subject to options which may be exercised within 60 days, 125,000 of which are not exercisable, unless and until the grant of such options is approved by the stockholders of the Company.

Section 16(a) Reporting

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Richard Hansen was late in filing two reports covering 12 related transactions, Ian Irving, a former officer, was late in filing a report covering one transaction, Bruce Jagid was late in filing a report covering one transaction, Harold Kramer was late in filing his initial form 3, Stanley Lewin was late in filing one report covering three transactions and Martin Rosansky was late in filing one report covering four transactions.

                             EXECUTIVE COMPENSATION

          The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.

Name                    Age  Present Principal Occupation and Employment History

Robert Cook             52      Mr. Cook has been the Company's Controller since
                                January 1992 and Chief Financial Officer since
                                October 1992. From October 1988 to January 1992,
                                Mr. Cook was Controller for Infodata Systems,
                                Inc., a computer software and consulting company. Mr. Cook, a Certified Public
                                Accountant, worked as an independent consultant from May 1987 to October 1988. From 1981 to 1987
                                Mr. Cook worked at Bausch & Lomb, Inc., serving in various positions, including Area Financial
                                Manager, Manager of Financial Planning and
                                Analysis and Manager of Finance and
                                Administration. Mr. Cook has also served as Controller for American Hospital Supply Corp.
                                from 1976 to 1981.

Stanley Lewin           64      Mr. Lewin has been the Company's Vice President
                                of Operations since October 1991. Mr. Lewin has over 13 years experience in the lithium battery business. Prior to joining the Company, Mr.
                                Lewin served in various engineering and
                                managerial positions at Power Conversions Inc.
                                ("PCI") from 1977 to September 1991. At PCI he was responsible for overall plant operations including manufacturing and production. While at PCI, Mr. Lewin was directly responsible for the establishment of battery manufacturing facilities in New Jersey, Puerto Rico and in the People's Republic of China.

Daniel K. Schoenly      60      Mr. Schoenly has been the Company's Vice
                                President of Engineering and Vice President,
                                Manufacturing Primary Batteries since May 1994.
                                From January 1990 to May 1994, Mr. Schoenly was the Vice President of Technical Materials, Inc., a subsidiary of Brush Wellman Inc. Prior thereto, from 1982 to January 1990, Mr. Schoenly held various positions at Brush Wellman Inc.
                                Both Brush Wellman Inc. and Technical Materials,
                                Inc. manufacture engineered materials.

James Sullivan          59      Mr. Sullivan has been the Company's Vice
                                President-Sales, since July 1996. From March
                                1995 through July 1996 he was President of C.C.
                                Communications, Inc., an advertising agency in New Jersey, was in charge of market development for Holt Lloyd International, a car care products company in the UK. Prior to that from November 1976 through November 1994, Mr.
                                Sullivan was Vice-President, in charge of sales and with additional responsibilities for engineering and product development of Power
                                Conversion, Inc., a manufacturer of lithium batteries.

John Welsh              60      Mr. Welsh has been the Company's Vice President
                                of European Operations and Managing Director of
                                Ultralife Batteries (UK) Ltd since November
                                1995. Mr. Welsh has over 20 years experience of managing companies in the UK, USA and Germany.
                                From August 1988 until January 1995 he was
                                Marketing and then Divisional Manager for Hoppecke Batteries in Germany which developed and manufactured high rate lithium manganese dioxide batteries, and from February 1995 to October 1995 he was Marketing Manager for industrial nickel cadmium batteries at FRIWO
                                Silberkraft, also in Germany. Prior to joining
                                Hoppecke Mr. Welsh worked for 15 years for the German company Semikron, a manufacturer of power semi conductors. He was Managing Director of Semikron UK from February 1972 until December
                                1980 and President of Semikron Inc. Hudson NH until July 1987. Between August 1987 and July
                                1988 Mr. Welsh was a consultant.

Compensation Tables

         The individuals named in the following tables include, as of June 30, 1996, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Named Executive Officers"). Total salary and bonus of each other executive officer of the Company did not exceed $100,000.

         The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 1996, 1995 and 1994.

                           Summary Compensation Table



                                                                              Long Term Compensation
                                                                             -------------------------
                                         Annual Compensation                  Awards         Payouts
                                ----------------------------------------------------------------------
                                                               Other                        Securities
Name and                                                       Annual        Restricted     Underlying                    All Other
Principal                                                      Compen          Stock         Options/       LTIP          Compen-
Position                Year    Salary($)       Bonus($)     sation($)(3)    Awards ($)      SARs(#)      Payouts($)     sation ($)
---------               ----    ---------       --------     ------------    ----------     ----------    ----------     ----------

Bruce Jagid             1996    $273,654           $ 0        $33,278          $0             6,000          $0              $0
Chief Executive         1995     208,076       111,200         35,545           0           106,000           0               0
   Officer              1994      81,733             0         34,869           0           156,000           0               0

Joseph Barrella         1996     149,808             0         30,649           0             6,000           0               0
President and           1995     139,996        15,000         31,002           0             6,000           0               0
   Chief                1994     134,803             0         34,017           0             6,000           0               0
   Operating
   Officer

Harold Kramer (1)       1996     125,001             0         11,299           0                 0           0               0
Vice President of       1995      40,866             0            940           0            50,000           0               0
                        1994           0             0              0           0                 0           0               0
Administration
    and
Corporate
    Planning

Stanley Lewin          1996      110,000             0         11,692           0                 0           0               0
Vice President of      1995      101,539             0         13,854           0                 0           0               0
   Operations          1994       96,045             0         11,876           0                 0           0               0

Ian Irving (2)         1996      103,316             0         14,099           0                 0           0               0
Vice President         1995       96,200        15,000         13,398           0                 0           0               0
   of Marketing        1994       90,688             0         12,628           0                 0           0               0
   and Sales



(1)   Hired February 27, 1995, terminated October  11, 1996
(2)   Terminated employment July 12, 1996
(3)   The amounts reported in this column are summarized on the following table:

                         Bruce      Joseph     Harold     Stanley       Ian
                         Jagid     Barrella    Kramer      Lewin      Irving

Insurance 1996          $ 6,499    $ 6,499    $ 6,499     $ 6,499    $ 6,499
Insurance 1995           10,267      7,656          0       8,872      8,598
Insurance 1994            8,340      7,093          0       7,625      7,828

Automobile 1996          11,029      8,400      4,800       5,193      7,600
Automobile 1995          11,028      9,096        940       4,982      4,800
Automobile 1994          12,279     15,674          0       4,251      4,800

Directors Fees 1996      15,750     15,750          0           0          0
Directors Fees 1995      14,250     14,250          0           0          0
Directors Fees 1994      14,250     11,250          0           0          0

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 1996

                      Option/SAR Grants in Last Fiscal Year


                                                                                               Potential
                                                                           Realizable Value at Assumed Annual Rates of
                            Individual Grants                              Stock Price Appreciation for Option Term (1)
-----------------------------------------------------------------------    --------------------------------------------
                                   % of Total
                                    Options\
                      Number          SARs
                    Securities      Granted
                    Underlying        to         Exercise
                     Options/      Employees     or Base                    0 %       5%      5%       10%      10%
                       SARs        in Fiscal      Price      Expiration    Stock    Stock   Dollar    Stock   Dollar
Name                 Granted(#)     Year(6)      ($/sh)(7)      Date       Price    Price   Gain(8)   Price   Gain(8)
----                -----------    ---------     ---------   ----------    -----    -----   -------   -----   -------
Bruce Jagid          1,500(2)        0.8%        $24.50     Sep. 30, 2000  $24.50   $31.27   $10,155  $39.46   $22,440
Chief                1,500(3)        0.8%        $24.00     Dec. 31, 2000  $24.00   $30.63    $9,945  $38.65   $21,975
   Executive         1,500(4)        0.8%        $14.75     Mar. 31, 2001  $14.75   $18.83    $6,120  $23.76   $13,515
   Officer           1,500(5)        0.8%        $14.25     Jun. 30, 2001  $14.25   $18.19    $5,910  $22.95   $13,050

Joseph               1,500(2)        0.8%        $24.50     Sep. 30, 2000  $24.50   $31.27   $10,155  $39.46   $22,440
Barrella
President &          1,500(3)        0.8%        $24.00     Dec. 31, 2000  $24.00   $30.63    $9,945  $38.65   $21,975
   Chief             1,500(4)        0.8%        $14.75     Mar. 31, 2001  $14.75   $18.83    $6,120  $23.76   $13,515
   Operating         1,500(5)        0.8%        $14.25     Jun. 30, 2001  $14.25   $18.19    $5,910  $22.95   $13,050
   Officer

Harold Kramer             0          0%             0          -----          $0       $0       $0      $0       $0

Stanley Lewin             0          0%             0          -----          $0       $0       $0      $0       $0

Ian Irving                0          0%             0          -----          $0       $0       $0      $0       $0


(1) There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which cannot be predicted accurately.

(2)  Vested on the date of grant, September 30, 1995.

(3)  Vested on the date of grant, December 31, 1995.

(4)  Vested on the date of grant, March 31, 1996.

(5)  Vested on the date of grant, June 30, 1996.

(6)  190,000 total number of options were granted to employees.

(7)  Fair market value at date of grant.

(8) Fair market value of stock at end of actual option term, assuming annual compounding at the stated rate, less the option price.

The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 1996 and the number and value at June 30, 1996 of unsecured stock options to purchase shares of Common Stock held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                       Value of
                        Shares        Value          Number Unexercised         Unexercised in the Money
                     Acquired on    Realized      Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
  Name               Exercise(#)      ($)         Exercisable/Unexercisable    Exercisable/Unexercisable(1)
  ----               -----------    --------      --------------------------   ----------------------------
Bruce Jagie           50,000        $537,500          278,500(2)/265,000           $929,375/$676,250
Joseph Barrella       52,500        $971,250             96,000/25,000             $315,000/$112,500
Harold Kramer              0              $0             10,000/40,000              $12,500/$50,000
Stanley Lewin          5,000         $80,000             26,000/29,000              $72,250/$29,000
Ian Irving            24,000        $258,000               0/36,000                    $0/$55,000

(1) Market value of Company's common stock at exercise or year-end, minus the exercise price.

(2) Includes options to purchase 60,000 shares in accordance with 1994 Employment Agreement. Of this amount, only options to purchase 25,000 shares are available, pending approval by the shareholders of Proposal 2.

          The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 1996. Also, the Company has no employee pension plans to which it makes contributions.

Employment Arrangements

         Effective March 1, 1994, the Company and Mr. Bruce Jagid entered into an employment agreement ("1994 Agreement"). Under the terms of the 1994 Agreement, Mr. Jagid's base salary was $200,000 per year. By an amendment to Mr. Jagid's 1994 Agreement, effective August 24, 1995 ("1995 Amendment"), Mr. Jagid's base salary was increased to $250,000 per year, effective retroactively to March 1, 1995. In accordance with the terms of the 1994 Agreement, the Company paid to Mr. Jagid a bonus in the amount of $111,200 during the year ended June 30, 1995. Effective March 1, 1996, Mr. Jagid's salary was increased to $275,000 per year.

          Pursuant to the 1994 Agreement, the Company granted to Mr. Jagid an option to purchase 150,000 shares of Common Stock at a price of $11.00 per share. This option expires on March 1, 2000 and will vest with respect to 30,000 shares on March 1, 1995, 1996, 1997, 1998 and 1999, provided that Mr. Jagid remains an employee of the Company on each of such vesting date. Such options will vest on each of such dates even if Mr. Jagid is no longer an employee of the Company, unless prior to March 1, 1997: (i) the Company has terminated his employment for cause or (ii) he has terminated his employment and such termination is not as a result of a material breach of the terms of the agreement.

         As described in Proposal 2, the option to purchase 150,000 shares of Common Stock granted to Mr. Jagid pursuant to the 1994 Agreement was not ratified by the Company's stockholders, nor was it issued as part of an option plan which was approved by the stockholders of the Company, as required by the by-laws of the NASD Stock Market, Inc. In February, 1996, NASD informed the Company that this will subject the Company to having its common stock de-listed if this problem is not corrected. As a result, the Company and Mr. Jagid have entered into an amendment to the 1994 Agreement ("1996 Amendment") wherein only the option to purchase 25,000 common shares of the Company will vest and that the balance of 125,000 shares will become exercisable only if and when the option for the 150,000 shares are ratified and approved by the stockholders of the Company. When the 1994 Agreement is ratified, all shares will vest and be exercisable on the dates and under the terms of the 1994 Option, in accordance with the terms thereof. If the Company's stockholders do not ratify the 1994 Option by approving Proposal 2 at the Company's Stockholders Meeting currently scheduled for December, 1996, the Company will be required to compensate Mr. Jagid for the loss incurred by him as a result of the loss of the 1996 Options in such manner as both parties mutually agree. If Mr. Jagid and the Company are unable to agree to the amount or manner of such compensations after negotiating in good faith, the matter will be resolved by binding arbitration by the American Arbitration Association.

         As of March 1, 1995, the Company agreed, contingent on shareholder approval, to grant Mr. Bruce Jagid an additional option to purchase 100,000 shares of Ultralife common stock at $14.25 per share. This option will vest in 20,000 share increments on March 1, 1996, 1997, 1998, 1999 and 2000 respectively and will expire on March 1, 2001. Such options, once vested, will remain vested until expiration, notwithstanding the subsequent termination of Mr. Jagid's employment. Such stockholder approval was granted at the December 7, 1995 annual stockholders' meeting.

          The original term of Mr. Jagid's 1994 Agreement was three years expiring on February 28, 1997, which term was extended by the 1995 Amendment by three years, so as to terminate on February 28, 2000. Unless terminated for cause, upon expiration of the agreement, Mr. Jagid will receive severance at the rate of one month's salary for each year of employment with the Company, not to exceed three months, prorated for partial years worked.

          The Company has entered into an employment agreement dated January 18, 1991 with Mr. Joseph N. Barrella (the "Agreement"). The Agreement was amended as of December 21, 1992 (the "Amendment"). The Agreement and the Amendment provide that Mr. Barrella will serve as President, at an annual salary of $110,000 for 1991 and 1992, $125,000 for 1993, $135,000 for 1994, $145,000 for 1995 and
$155,000 for 1996. Subsequent to January 20, 1994, Mr. Barrella became an "at-will" employee. The Agreement and Amendment provide that the Company will provide to Mr. Barrella in addition to his compensation, (i) reimbursement for an apartment in the Rochester, New York area to a maximum of $6,000 per year,
(ii) a leased automobile with a cost not to exceed $700 per month, and (iii) granted Mr. Barrella an "incentive" Option to acquire 100,000 shares of Common Stock of the Company under the Company's 1992 Stock Option Plan (discussed below). The Company and Mr. Barrella have agreed that after December, 1996, Mr. Barrella will no longer be reimbursed for an apartment in the Rochester, New York area.

         In addition to the above compensation, each board member receives a $750.00 monthly retainer as well as $750.00 for each board meeting attended. In addition, commencing June 30, 1993, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of the Company's common stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

DESCRIPTION OF OPTION PLANS AND NON-PLAN OPTIONS

         1991, 1992 and 1995 Stock Option Plans. The Company has three stock option plans and a number of options granted not pursuant to any plan. The plans, include the Company's 1991 Stock Option Plan ("1991 Plan") the Company's 1992 Stock Option Plan (the "1992 Plan") and the Company's 1995 Chief Executive Officer Stock Option Plan (the "1995 Plan"). The 1991 and 1992 Plans expire in 2001 and 2002 respectively, and currently cover a maximum of 100,000 and 1,150,000 shares respectively. The 1991 and 1992 Plans are administered by the Compensation and Stock Option Committee (the "Committee") which consists of Arthur Lieberman, Carl H. Rosner and Joseph C. Abeles. Subject to the express provisions of the 1991 and 1992 Plans, the Committee has the authority to interpret the Plans, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan.

      Key employees and consultants of the Company (including employees and consultants who are also directors of the Company) are eligible to receive options under the 1991 and 1992 Plans. Key employees are eligible to receive incentive stock options ("ISOs") under the 1992 Plan, and non-qualified stock options ("NQSOs") under the 1991 and 1992 Plans. Consultants are eligible to receive only NQSOs under either Plan. The 1991 and 1992 Plans confers discretion on the Committee to select key employees and consultants to receive options. The Committee determines the exercise price of the option granted, except that the exercise price may not be less than 100% of the fair market value of the shares for an ISO under the 1992 Plan, or 85% of the fair market value of the shares for a NQSO, on the date of grant.

      The Committee determines the term of the option, except that no option may have a term of more than ten years. No ISO granted to a Control Person may have a term of more than five years. The Committee also determines whether an option is exercisable in installments and whether the exercise price may be paid in Common Stock, including Common Stock acquired pursuant to the option being exercised.

      The 1992 Plan provides for an automatic grant on the last day of each calendar quarter starting on June 30, 1993, to each director on such grant date, of a five-year NQSO to purchase 1,500 shares of Common Stock at an exercise price equal to the closing price of the stock on the date of grant.

      Options granted to key employees, consultants and directors may be exercised, prior to termination of employment in the case of the 1991 Plan, and under the 1992 Plan within 90 days following the termination of an employee's employment or a consultant's consulting relationship with the Company or a director's term of office with the Company (unless the director continues to be an employee or consultant of the Company). The Committee shall have the discretion to provide that upon termination of an employee's employment or a consultant's consulting relationship as a result of retirement, disability or death, such grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability, and (ii) three months from the date of such termination in the case of retirement or other disability. In no event are options exercisable beyond their stated terms.

      All options granted under the 1991 and 1992 Plans become exercisable upon a "change in control" as defined in the 1991 and 1992 Plans. The 1992 Plan provides that in the event of changes in corporate structure which in the judgment of the Committee materially affect the value of shares, the Committee may determine the appropriate adjustment to the number and class of shares and the exercise price per share for any outstanding option.

      As of June 30, 1996, NQSOs to purchase an aggregate of 90,500 shares of Common Stock had been granted under the 1991 Plan, all at an exercise price of $4.00 per share. During the fiscal year ended June 30, 1996, no options were granted and options to purchase 62,100 were exercised and options to purchase 750 shares were canceled under the 1991 Plan. Of the total options exercised, M.
J. Barrella exercised options for 52,500 shares. At present the Company does not intend to grant any further options under the 1991 Plan.

      As of June 30, 1996, options to purchase an aggregate of 851,000 shares of Common Stock had been granted under the 1992 Plan at exercise prices ranging from $6.38 to $24.50 per share. Of such amounts, during the fiscal year ended June 30, 1996, options to purchase 190,000 shares have been granted at prices ranging from $13.19 to $24.50 per share, options to purchase 101,700 shares have been exercised at prices ranging from $8.00 to $17.25 per share and options to purchase 36,000 shares have been canceled. During the fiscal year ended June 30, 1996, Mr. Rosansky exercised options to purchase 50,000 shares at $8.00 per share and Mr. Irving exercised options to purchase a total of 24,000 shares at $8.00 per share.

      The Company granted to each of Mr. Barrella, Mr. Jagid, the Company's Chief Executive Officer, and Mr. Rosansky, the Company's Vice Chairman, options under the 1992 Plan to purchase 1,500 shares during the fiscal year ended June 30, 1993 and 6,000 shares during the fiscal years ended June 30, 1996, 1995 and 1994, respectively, as a director of the Company. During the fiscal year ended June 30, 1993, the Company granted to Mr. Rosansky options under the 1992 Plan to purchase 100,000 shares of Common Stock at an exercise price of $8.00 per share, which options vest at a rate of 25,000 shares on February 17 of 1994, 1995, 1996 and 1997.

      Pursuant to the 1995 Plan, which was adopted by the Stockholders of the Company, at the 1995 Annual meeting of Stockholders, Bruce Jagid was granted an option to purchase 100,000 shares of the Company's Common Stock at $14.25 per share. These options vest at a rate of 20,000 shares on March 1, 1996, 1997, 1998 1999 and 2000. Under the terms of the 1995 Option, once the right to purchase a number of shares vests, it remains vested until the options expiration on March 1, 2001, notwithstanding any subsequent termination of Mr. Jagid's employment. None of these options have been canceled or exercised.

      Non-plan options. As of June 30, 1994, options to purchase an aggregate of 447,500 shares of Common Stock were outstanding under various arrangements other than the 1991 Plan, the 1992 Plan or the 1995 Plan ("non-plan options"). No non-plan options to purchase shares were issued or canceled during the fiscal year ended June 30, 1996. Non-plan options to purchase 55,000 shares were exercised, at a price of $4.00 per share during the fiscal year ended June 30, 1996. Mr. Lewin exercised a non-plan option to purchase 5,000 shares and Mr. Jagid exercised a non-plan option to purchase 50,000 shares during the fiscal year ended June 30, 1996. During the fiscal year ended June 30, 1993, Mr. Jagid was granted non-plan options to purchase 300,000 shares of Common Stock, of which 75,000 are at an exercise price of $4.00 per share which vest over two years and 225,000 are at an exercise price of $9.75 per share which vest over five years. During the fiscal year ended June 30, 1994, Mr. Jagid was granted non-plan options to purchase 150,000 shares of Common Stock ("the 1994 Option") at an exercise price of $11.00 per share which vest over five years. However, pursuant to the 1996 Amendment, only 25,000 shares will vest unless the 1994 option is ratified by Proposal 2 described above. During the fiscal year ended June 30, 1994, Mr. Rosansky exercised non-plan options to purchase 37,500 shares at an exercise price of $4.00 per share which were granted during the fiscal year ended June 30, 1991. See "Employment Arrangements" for further details regarding the options granted to Messrs. Jagid and Rosansky.

401(k) Plan

         The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992 which was amended effective as of January 1, 1994. All employees in active service which have completed six consecutive months of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 20% be withheld by the Company and contributed to their account under the 401(k) Plan. The 401(k) Plan permits, but does not require, additional contributions for non-highly compensated employees to the 401(k) Plan by the Company. The Company has not made any such contributions through the fiscal year ended June 30, 1996. In April, 1996 the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

Overview

         Compensation determinations are made by the Company's Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

         The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

         In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

Salary

         Of the primary elements of executive compensation set forth above, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

         Executives' salaries are reviewed annually. The timing and amount of any increase to executives are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

Stock Options

         Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Plan as well as non-plan awards are made to executive officers of the Company. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for individuals at that level. The Compensation and Stock Option Committee administers the Company's stock option plans and awards plan and non-plan stock options to executives of the Company.



Employee Benefit Plans

         Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

Chief Executive Officer

         In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company. Upon review of such criteria and upon the favorable recommendation of the Compensation and Stock Option Committee, Mr. Jagid's salary has been increased to $275,000 effective March 1, 1996.

                                  Compensation and Stock Option Committee


                                  Joseph C. Abeles
                                  Carl H. Rosner
                                  Arthur Lieberman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Abeles, Rosner and Lieberman, deliberate on issues concerning executive compensation. Mr. Abeles is employed by the Company as its Treasurer. Mr. Abeles is a director of IGC and a member of IGC's Compensation Committee. Mr. Rosner is the Chairman, President and Chief Executive Officer of IGC and is a member of the Company's Compensation and Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing December 23, 1992 (the date of the Company's initial public offering) through the fiscal year ended June 30, 1996 with the Nasdaq National Market Index and the Nasdaq Electrical Components Index for the same period. The comparison assumes $100 was invested on December 23, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period.






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  S     |                                             *                    |
     175|------------------------------------------------------------------|
        |                                     *                &           |
        |                                             &                    |
     150|-------------------------------------#----------------------------|
        |                    #       *                                  *  |
        |                            #                                     |
     125|------------------------------------------------------------------|
        |          #        *&                &                            |
        |          &                 &                                     |
     100|-*&#--------------------------------------------------------------|
        |          *                                                       |
        |                                                                  |
      75|--|-------|--------|--------|--------|--------|-------|--------|--|
           12/     6/       12/      6/       12/      6/      12/      6/
           23/     30/      31/      30/      31/      30/     31/      28/
           92      93       93       94       94       95      95       96


*=Ultralife Batteries          &=NASDAQ US           #=Electrical Components

[GRAPHIC OMITTED]

                                  OTHER MATTERS

         The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

         In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on July 18, 1997.

         A representative of Arthur Andersen LLP, the Company's principal accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

         Copies of the Company's Annual Report and form 10-K for the year ended June 30, 1996, as filed with the SEC, will be furnished without charge to beneficial stockholders or stockholders of record on October 1, 1996, upon request. Please contact: Corporate Secretary, Ultralife Batteries, Inc., 1350 Route 88 South, Post Office Box 622, Newark, New
York, 14513, Telephone (315) 332-7100.

October 31, 1996                 By Order of the Board of Directors




                                          Bruce Jagid
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

FACE OF PROXY CARD


PROXY

 ULTRALIFE BATTERIES, INC. - Annual Meeting of Stockholders - December 5, 1996
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints each of Bruce Jagid and Joseph Barrella as the undersign's proxy, with full power of substitution, to vote all the undersign's shares of common stock in Ultralife Batteries, Inc. (the
"Company") at the Annual Meeting of Stockholders of the Company to be held on December 5, 1996 at 10:00 A.M. local time, at the offices of Chase Manhattan Bank, 410 Park Avenue, New York, New York, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

PROPOSAL 1.         ELECTION OF DIRECTORS
   /  /   FOR all nominees listed below             /  /   WITHHOLD AUTHORITY
to vote for all or the following nominees:_____________________________________

Nominees: Bruce Jagid,       Joseph Abeles,    Joseph Barrella,  Richard Hansen,
          Arthur Lieberman,  Martin Rosansky,  Carl H.Rosner,    Stuart Shikiar

PROPOSAL 2.   RATIFY OPTIONS PREVIOUSLY GRANTED TO THE CHIEF EXECUTIVE OFFICER.
              /  /   FOR           /  /   AGAINST              /  /   ABSTAIN

                  (continued and to be signed on reverse side)

REVERSE OF PROXY CARD

         Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted FOR the listed nominees and FOR Proposal 2.


                                          Dated:                          , 1996
                                                  ------------------------

                                          --------------------------------------
                                                        Signature


                                          --------------------------------------
                                                 Signature If Held Jointly



                                          Sign exactly as set forth herein. If
                                          signed as executor, administrator,
                                          trustee or guardian, indicate the
                                          capacity in which you are acting.
                                          Proxies by corporations should be
                                          signed by duly authorized officer and
                                          bear corporate seal.



       Please Sign and Return the Proxy Card Promptly in Enclosed Envelope